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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-169714) of Rhino Resource Partners LP and

  (2)
  Registration Statement (Form S-3 No. 333-177151) of Rhino Resource Partners LP

of our reports dated March 14, 2014, with respect to the consolidated financial statements of Rhino Resource Partners LP and the effectiveness of internal control over financial reporting of Rhino Resource Partners LP included in this Annual Report (Form 10-K) of Rhino Resource Partners LP for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Louisville, Kentucky
March 14, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM